Exhibit 10.3

FIRST AMENDED AND RESTATED SECURITY AGREEMENT

This First Amended and Restated Security Agreement dated as of August 1, 2006 (this “Agreement”) is by and among MxEnergy Inc., a Delaware corporation, MxEnergy Electric Inc., a Delaware corporation (each individually, a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof (together with the Parent, each individually, a “Guarantor” and collectively, the “Guarantors”, and together with the Parent and the Borrowers, each individually a “Grantor” and collectively, the “Grantors”) and Société Générale, as Administrative Agent (the “Administrative Agent”) for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement described below).

INTRODUCTION

A.            This Agreement is entered into in connection with the First Amended and Restated Credit Agreement dated as of August 1, 2006 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the lenders from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), and Administrative Agent.

B.            Each Grantor (other than the Borrowers) is a Subsidiary or Affiliate of the Borrowers and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents and (ii) the Swap Contracts entered into by any Loan Party with a Lender or an Affiliate of a Lender.

C.            Each of the Grantors previously executed the Security Agreement dated December 19, 2005 (the “Existing Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties, and it is a condition to the making of the Revolving Advances and the Swingline Advances and the issuance of the Letters of Credit that the Existing Security Agreement be amended and restated in its entirety as set forth herein.

NOW, THEREFORE, each Grantor hereby agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

Section 1.               Definitions; Interpretation. (a) All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:

“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods or electricity sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, all rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Agreement” means this First Amended and Restated Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, including, if applicable, the Administrative Agent’s Account and the LC Cash Collateral Account, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Contracts” means all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Administrative Agent, may be necessary or advisable in connection with any of the foregoing.

“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents.

“Inventory” means all inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.

“Inventory Records” means all books, records, other similar property, and General Intangibles at any time relating to Inventory.

“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means all Obligations now or hereafter existing under the Loan Documents or any Swap Contract to which a Lender or its Affiliate is a party, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise.

“Swap Contract” has the meaning set forth in the Credit Agreement.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b)           All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.               Grant of Security Interest.

(a)           As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(i)	all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)	all Accounts;

(iii)	all Inventory;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Investment Property;

(vii)	all Fixtures;

(viii)	all Cash Collateral;

(ix)	any right to receive a payment under any Swap Contract in connection with a termination thereof;

(x)

(A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xi)

any and all liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract which is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

(xii)	any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

(xiii)

without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xiv)	any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.

Notwithstanding any of the other provisions set forth in this Section 2(a), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Legal Requirement of a Governmental Authority, requires a consent not obtained pursuant to such Legal Requirement or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property except to the extent that such Legal Requirement or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

(b)           Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Agreement in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3.               Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a)           Records. Such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto. All records concerning the Accounts, General Intangibles, or any other Collateral applicable to such Grantor are located at the address for such Grantor on such Schedule 1. None of the Accounts is evidenced by a promissory note or other instrument.

(b)           Other Liens. Such Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens and Liens contemplated or permitted by the Intercreditor Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Agreement or in connection with other Permitted Liens, Liens contemplated by the Intercreditor Agreement or for which satisfactory releases have been received by the Administrative Agent.

(c)           Lien Priority and Perfection.

(i)            Subject only to Permitted Liens and Liens contemplated by the Intercreditor Agreement, this Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdictions listed in Schedule 1, the security interests granted to the Administrative Agent hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens and Liens contemplated by the Intercreditor Agreement.

(ii)           No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (1) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).

(d)           Tax Identification Number and Organizational Number. The federal tax identification number of such Grantor and the organizational number of such Grantor are as set forth in Schedule 1.

(e)           Tradenames; Prior Names. Except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the last five years prior to the date of this Agreement.

Section 4.               Covenants.

(a)           Further Assurances.

(i)            Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (A) at the request of Administrative Agent, shall execute such instruments, endorsements or notices, as may be reasonably necessary or as the Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable request of the

Administrative Agent, mark conspicuously each material document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, including that such document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) shall, if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent, and (D) authorizes the Administrative Agent to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description).

(ii)           Each Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

(iii)          Each Grantor shall promptly provide to the Administrative Agent all information and evidence the Administrative Agent may reasonably request concerning the Collateral to enable the Administrative Agent to enforce the provisions of this Agreement.

(b)           Change of Name; State of Formation. Each Grantor shall give the Administrative Agent at least 30 days’ prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the Equipment, Inventory, or original copies of any Chattel Paper evidencing Accounts, or (iv) uses a trade name other than its current name used on the date hereof.

(c)           Right of Inspection. Subject to the limitations set forth in Section 5.08 of the Credit Agreement, each Grantor shall hold and preserve, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and will permit representatives of the Administrative Agent, upon reasonable advance notice, at any time during normal business hours to inspect and copy them. Upon the occurrence and during the continuation of any Event of Default, at the Administrative Agent’s request, each Grantor shall promptly deliver copies of any and all such records to the Administrative Agent.

(d)           Liability Under Contracts and Accounts. Notwithstanding anything in this Agreement to the contrary, (i) the execution of this Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(e)           Transfer of Certain Collateral; Release of Certain Security Interest. Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement. The Administrative Agent shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that such Grantor may reasonably request to release its security interest in any Collateral which is disposed of in compliance with the terms of the Credit Agreement.

(f)            Accounts. Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iii) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (iv) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.

(g)           Negotiable Instrument. If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(h)           Other Covenants of Grantor. Each Grantor agrees that (i) any action or proceeding to enforce this Agreement may be taken by the Administrative Agent either in such Grantor’s name or in the Administrative Agent’s name, as the Administrative Agent may deem necessary, and (ii) such Grantor will, until the payment in full of the Secured Obligations (including all Letter of Credit Obligations), the termination of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit, and the termination or expiration of the Revolving Commitments, warrant and defend its title to the Collateral and the interest of the Administrative Agent in the Collateral against any claim or demand of any Persons (subject to Permitted Liens and the terms of the Intercreditor Agreement) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Administrative Agent’s right or interest in, such Collateral.

Section 5.               Termination of Security Interest. Upon the payment in full of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit, and the termination or expiration of the Revolving Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.

Section 6.               Reinstatement. If, at any time after payment in full of all Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit, and the termination or expiration of the Revolving Commitments, any payments on the Secured Obligations previously made must be disgorged by the Administrative Agent for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this Agreement and the Administrative Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s security interest. EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 6 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 7.               Remedies upon Event of Default.

(a)           If any Event of Default has occurred and is continuing, the Administrative Agent may (and shall at the written request of the Majority Lenders), subject to the terms of the Intercreditor Agreement, (i) proceed to protect and enforce the rights vested in it by this Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Administrative Agent may be a purchaser on behalf of the Secured Parties or on its own behalf at any such sale and that the Administrative Agent, any other Secured Party, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any of the Loan Documents and to the payment or performance of any Grantor’s obligations hereunder or under any of the Loan Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies of a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with any suit or proceeding in connection with the performance by the Administrative Agent of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Agreement, shall constitute additional Secured Obligations secured by this Agreement and shall be paid on demand by the Grantors to the Administrative Agent on behalf of the Secured Parties.

Section 8.               Remedies Cumulative; Delay Not Waiver.

(a)           No right, power or remedy herein conferred upon or reserved to the Administrative Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(b)           No delay or omission of the Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Administrative Agent.

Section 9.               Contract Rights. Subject to the terms of the Intercreditor Agreement, the Administrative Agent may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.

Section 10.             Accounts.

(a)           Subject to the terms of the Intercreditor Agreement, the Administrative Agent may, or may direct any Grantor to, take any action the Administrative Agent deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and, upon the occurrence and continuation of an Event of Default, directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Administrative Agent. Upon such notification and direction, and at the expense of the Grantors, the Administrative Agent may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.

(b)           After receipt by any Grantor of the notice referred to in Section 10(a) above that an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held as Collateral. No Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon.

Section 11.             Application of Collateral. Subject to the terms of the Intercreditor Agreement, the proceeds of any sale of, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Administrative Agent as set forth in Section 7.06 of the Credit Agreement.

Section 12.             Administrative Agent as Attorney-in-Fact for Grantor. Each Grantor hereby constitutes and irrevocably appoints the Administrative Agent, acting for and on behalf of itself and the Secured Parties and each successor or assign of the Administrative Agent and the Secured Parties, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Administrative Agent or otherwise to take any action and execute any instrument at the written direction of the Secured Parties and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:

(a)           to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the any of the other Collateral, including without limitation, any Insurance Contracts;

(b)           to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c)           to file any claims or take any action or institute any proceedings in connection therewith which the Administrative Agent may deem to be necessary or advisable;

(d)           to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Administrative Agent has been provided; and

(e)           upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;

provided, however, that such rights are subject to the terms of the Intercreditor Agreement and that the Administrative Agent shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE.

Section 13.             Administrative Agent May Perform. The Administrative Agent may from time-to-time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Administrative Agent to any Grantor) and the Administrative Agent may from time-to-time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Section 14.             Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 15.             Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own Property.

Section 16.             Payments Held in Trust. During the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Administrative Agent, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as received (with any necessary endorsement).

Section 17.             Miscellaneous.

(a)           Expenses. Each Grantor will upon demand pay to the Administrative Agent for its benefit and the benefit of the Secured Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Administrative Agent and the Secured Parties may incur in connection with (i) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or any Secured Party hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

(b)           Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and authenticated by each affected Grantor and the Administrative Agent. In addition, no such amendment, waiver or consent shall be effective unless given or entered into with the necessary approvals of either the Majority Lenders or all Lenders as required under the terms of the Credit Agreement. Any such amendment, waiver or consent, whether by the Administrative Agent or the Administrative Agent and the Lenders shall be effective only in the specific instance and for the specific purpose for which given.

(c)           Addresses for Notices. All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Credit Agreement or on the signature pages hereto.

(d)           Continuing Security Interest; Transfer of Interest. This Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Administrative Agent, shall (i)  remain in full force and effect until the payment in full of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit other than if such Letters of Credit are collateralized in the manner permitted by the Credit Agreement, and the termination or expiration of the Revolving Commitments, (ii) be binding upon each Grantor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, the Administrative Agent, the Issuing Bank, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Agreement.

(e)           Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)            Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

(g)           Counterparts. The parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The parties may execute this Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

(h)           Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

(i)            Conflicts. In the event of any explicit or implicit conflict between any provision of this Agreement and any provision of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall be controlling.

(j)            Additional Grantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of the Parent that was not a Subsidiary of the Parent on the date of the Credit Agreement is required to enter into this Agreement as a Grantor upon becoming a Subsidiary of the Parent. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(k)           Intercreditor Agreement. To the fullest extent possible, the terms and provisions of the Intercreditor Agreement shall be read together with the terms and provisions of this Agreement so that the terms and provisions of this Agreement do not conflict with the terms and provisions of the Intercreditor Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Agreement conflict with any terms or provisions of the Intercreditor Agreement, the terms or provisions of the Intercreditor Agreement shall govern and control for all purposes.

(l)            Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 18.             Acknowledgment and Restatement.

(a)           Acknowledgment of Security Interests.

(i)            Each Grantor hereby acknowledges, confirms and agrees that the Administrative Agent for the ratable benefit of the Secured Parties shall continue to have a security interest in and lien upon the Collateral heretofore granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Loan Documents to secure the Secured Obligations, as well as any Collateral granted under this Agreement or under any of the other Loan Documents or otherwise granted to or held by the Administrative Agent or any Secured Party.

(ii)           The liens and security interests of the Administrative Agent for the benefit of the Secured Parties in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to the Administrative Agent for the ratable benefit of the Secured Parties, whether under this Agreement or any of the other Loan Documents.

(b)           Loan Documents. Each Grantor hereby acknowledges, confirms and agrees that: (i) the Loan Documents have been duly executed and delivered by such Grantor, the Borrowers and the Guarantors and are in full force and effect as of the date hereof and (ii) the agreements and obligations of such Grantor contained in the Loan Documents constitute the legal, valid and binding obligations of such Grantor enforceable against it in accordance with its terms and such Grantor has no valid defense to the enforcement of such obligations and (iii) the Administrative Agent on behalf of the Secured Parties is entitled to all of the rights and remedies provided for in favor of the Administrative Agent for the benefit of the Secured Parties in the Loan Documents, as amended and restated by this Agreement.

(c)           Restatement. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of any Grantor evidenced by or arising under the Loan Documents, and the liens and security interests in the Collateral (as such term is defined herein) of the Administrative Agent for the ratable benefit of the Secured Parties securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent for the ratable benefit of Secured Parties.

[Signature Pages Follow]

The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

MXENERGY INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President and Chief
Operating Officer

MXENERGY ELECTRIC INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Vice President

MXENERGY HOLDINGS INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President and Chief
Operating Officer

ONLINE CHOICE INC.
MXENERGY SERVICES INC.
INFOMETER.COM INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS
CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Vice President

Signature Page to First Amended and Restated Security Agreement

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/ Chung-Taek Oh
Name: Chung-Taek Oh
Title: Associate

By:	/s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Director